EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 Nos. 333-33980, 333-73397, 333-69969, 333-2507, 333-29829 and 333-35897) and
(Form S-8 Nos. 33-73332, 333-9801 and 333-56966) respectively, of Nutrition 21,
Inc. (formerly AMBI, Inc. and Applied Microbiology, Inc) of our report dated August 16, 2002, except for Note 24, as to which the date is September 12, 2002, with respect to the consolidated financial statements and schedule of Nutrition 21, Inc, included in this Annual Report (Form 10-K) for the year ended June 30, 2002.

                                                          /s/ Ernst & Young LLP

Stamford, Connecticut
October 9, 2002